EXHIBIT 10.43

OASIS PETROLEUM INC.
AMENDED AND RESTATED
2010 LONG TERM INCENTIVE PLAN

PHANTOM UNIT AWARD GRANT NOTICE

Pursuant to the terms and conditions of the Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan, attached as Appendix A (the “Plan”), and the associated Phantom Unit Award Agreement, attached as Appendix B (the “Agreement”), Oasis Petroleum Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or “Service Provider”) the number of Phantom Units set forth below. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. This Phantom Unit Award (as defined below) is subject to the terms and conditions set forth herein as a well as the terms and conditions set forth in the Agreement and the Plan, each of which is incorporated herein by reference.

Date of Grant:	, 2019 (“Date of Grant”)

Number of Phantom Units Granted:	(the “Phantom Unit Award”)

Vesting Schedule:
The restrictions with respect to the Phantom Unit Award will expire and such Phantom Units will become vested and nonforfeitable as to one-third (1/3) of the Phantom Unit Award on the first business day following the date on which Oasis Midstream Partners LP, a Delaware limited partnership (the “Partnership”) makes a distribution for the quarters ending on each of December 31, 2019, 2020 and 2021. If no distributions are made by the Partnership as of the September 1 first following any such quarter, the portion of the Phantom Units scheduled to vest that year will vest and become nonforfeitable on September 30 of the applicable year; provided, however, that the restrictions will expire on such dates only if you remain a service provider to the Company or its Affiliates continuously from the Date of Grant through the applicable vesting date.

Notwithstanding anything to the contrary herein or in the Agreement, if your service relationship with the Company or any of its Affiliates is terminated due to your death or Disability, then the Forfeiture Restrictions on the Phantom Unit Award shall immediately lapse, and the Phantom Unit Award will be fully vested as of such termination. For purposes of this Phantom Unit Award, “Disability” shall have the meaning given such term in any employment agreement between you and the Company or its Affiliates. Provided, however, that if there is no existing employment agreement between you and the Company or its Affiliates, the term “Disability” shall mean your inability to perform the essential functions of your position with or without reasonable accommodation, if required by law, due to physical or mental impairment. The existence of any such Disability shall be certified at the Company’s discretion by either the disability carrier of the Company or a physician chosen by the Company, in its sole discretion. In no event will your employment be terminated as a result of Disability, unless otherwise agreed to by you and the Company, until the disability carrier or physician chosen by the Company (as applicable) certifies that the physical or mental condition can be expected to result in death or can be expected to last for a continuous period of not less than 180 consecutive days and the Company has provided you with written notice of termination.

By your signature and the signature of the Company’s representative below, you and the Company hereby acknowledge receipt of the Phantom Unit Award issued on the Date of Grant indicated above, which has been issued under the terms and conditions of the Plan, the Agreement and this Phantom Unit Award Grant Notice, and you agree to be bound to the terms of each such document.

Additionally, you are consenting to receive documents from the Company, and any plan administrator by means of electronic delivery, provided that such delivery complies with the rules,

regulations and guidance issued by any applicable government agency. This consent shall be effective for the entire time that you are a participant in the Plan.

You acknowledge and agree that (a) you are not relying upon any determination by the Company, its Affiliates, or any of their respective employees, directors, officers, attorneys, or agents (collectively, the “Company Parties”) of the Fair Market Value (as defined in the Agreement) of the Units (as defined in the Agreement) on the Date of Grant, (b) you are not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with your execution of the Agreement and your receipt, holding and vesting of the Phantom Unit Award, and (c) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt, holding and exercise of the Phantom Unit Award.

You further acknowledge receipt of a copy of the Plan and the Agreement and agree to all of the terms and conditions of the Plan and the Agreement.

Note: To accept the Phantom Unit Award, execute this form and return an executed copy to the Vice President, Human Resources at LTIP@oasispetroleum.com (the “Designated Recipient”) by March 1, 2019. Failure to return the executed copy to the Designated Recipient by such date will render this issuance invalid.

Oasis Petroleum Inc.,
a Delaware corporation

By:    /s/ Michael Lou
Name:    Michael Lou
Title:    Executive Vice President and
Chief Financial Officer

Accepted by:

**Please sign and return the Award document provided by your supervisor**

[Name of Grantee]

Date:

/s/ Karla Lundquist
Vice President, Human Resources

Date Received:

Attachments:	Appendix A – Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan Appendix B – Phantom Unit Award Agreement

SIGNATURE PAGE
TO
PHANTOM UNIT AWARD GRANT NOTICE

Appendix A

Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan

A-1

Appendix B

Phantom Unit Award Agreement

B-1